CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-3 (“Registration Statement”) of our report dated April 7, 2020 relating to the statutory financial statements of The Prudential Insurance Company of America, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY

April 17, 2020

Consent of Independent Registered Public Accounting Firm

The Committee

The Prudential Variable Contract Account-2:

We consent to the use of our report, dated February 19, 2020, with respect to the financial statements and financial highlights of Prudential’s Variable Contract Account-2, as of December 31, 2019, and for the respective years presented therein, incorporated by reference herein. We also consent to the references to our firm under the headings “Financial Highlights” in the prospectus and “Financial Statements” in the statement of additional information.

/s/ KPMG LLP

New York, New York

April 17, 2020

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